Exhibit 3.16

FILING (Illegible) FILED 05/14/1998 08:30 (Illegible) PAGE (Illegible) SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE
ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION OF NATIONAL CEI. LLC
     The undersigned being a duly authorized member and signatory of National CEI. LLC, a Connecticut limited liability company, hereby certifies as follows:
     1. The name of the limited liability company is NATIONAL CEI. LLC and the name under which it was originally formed was NATIONAL CSS, LLC.
     2. The Articles of Organization were filed with the Secretary of State of Connecticut on October 28,1997 and were amended November 26, 1997.
     3. The Articles of Organization are being amended pursuant to Section 34-(Illegible) of the General Statutes of Connecticut as follows:
     FIRST: The name of the limited liability company is changed to:
OPEN SUPPORT SYSTEMS LLC
     IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment as of May 7, 1998.

/s/ Vern M. Kennedy
Vern M. Kennedy
Authorized Member